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                                     EXHIBIT 21.1

                                 LIST OF SUBSIDIARIES

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COMPANY NAME                 STATE/PROVINCE OF  INCORPORATION   DATE OF INCORPORATION
---------------------------  ---------------------------------  ---------------------
EAPI Center Inc.             Manitoba, Canada                   September 5, 2003
---------------------------  ---------------------------------  ---------------------
Duro Enzyme Solutions, Inc.  Nevada, USA                        September 6, 2000
---------------------------  ---------------------------------  ---------------------
Duro Enzyme Solutions Inc.   Canada                             August 10, 2000
                             (Federally Incorporated)
---------------------------  ---------------------------------  ---------------------
EASI Studios Inc.            British Columbia, Canada           June 20, 2003
---------------------------  ---------------------------------  ---------------------
SuperNet Computing Inc.      British Columbia, Canada           June 20, 2003
---------------------------  ---------------------------------  ---------------------
EASI Games Inc.              British Columbia, Canada           June 20, 2003
---------------------------  ---------------------------------  ---------------------
EASI Education Inc.          Alberta, Canada                    May 30, 2003
---------------------------  ---------------------------------  ---------------------
EASI Movies, Music,          British Columbia, Canada           June 20, 2003
Television and Video Inc.
---------------------------  ---------------------------------  ---------------------
Home.web Sub. Inv.           Nevada, USA                        November 1, 2000
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